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                                                                Exhibit 99.(J)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Shareholder Reports" and "Financial Highlights" in the Prospectus and "Custodian" and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated December 19, 2006, in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the First American Investment Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 85 under the Securities Act of 1933 (Registration No. 033-16905).


                                        /s/ Ernst & Young

Minneapolis, Minnesota
February 26, 2007